Exhibit 99.1

CHENIERE ENERGY PARTNERS, L.P. NEWS RELEASE

FERC Approves the Sabine Pass Liquefaction Project

Houston, Texas - April 16, 2012 - Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE Amex: CQP) announced today that its subsidiaries, Sabine Pass Liquefaction, LLC and Sabine Pass LNG, L.P. (collectively, “Sabine Pass”), have received authorization under Section 3 of the Natural Gas Act (the “Order”) from the Federal Energy Regulatory Commission (“FERC”) to site, construct and operate facilities for the liquefaction and export of domestically produced natural gas at the Sabine Pass LNG terminal (“Liquefaction Project”) located in Cameron Parish, Louisiana. The Order authorizes the development of up to four modular LNG trains.

“Obtaining approval from the FERC is one more milestone for our Liquefaction Project,” said Charif Souki, Chairman and CEO. “We will now finalize the financing arrangements in order to commence construction of the first two LNG trains of our Liquefaction Project promptly.”
Sabine Pass initiated FERC's National Environmental Policy Act pre-filing process for the Liquefaction Project in July 2010, and submitted an application to the FERC for authorization to site, construct and operate the Liquefaction Project in January 2011.

Cheniere Partners owns 100 percent of the Sabine Pass LNG receiving terminal located on the Sabine Pass Channel in western Cameron Parish, Louisiana. The Sabine Pass terminal has regasification and send-out capacity of 4.0 billion cubic feet per day (Bcf/d) and storage capacity of 16.9 billion cubic feet equivalent (Bcfe). Cheniere Partners is developing a project to add liquefaction and export capabilities to the existing infrastructure at the Sabine Pass LNG terminal. As currently contemplated, the Liquefaction Project is being designed and permitted for up to four modular LNG trains, each with a nominal capacity of approximately 4.5 mtpa. The Liquefaction Project is expected to be constructed with each LNG train commencing operations approximately six to nine months after the previous train. In November 2011, Sabine Liquefaction entered into a lump sum turnkey contract for the engineering, procurement and construction of the first two trains of the project with Bechtel Oil, Gas and Chemicals, Inc. Sabine Liquefaction has also entered into four long-term customer sale and purchase agreements (“SPAs”) for 16.0 mtpa of LNG volumes, which represents approximately 89 percent of the nominal LNG volumes. The customers include BG Gulf Coast LNG, LLC (“BG”) for 5.5 mtpa, Gas Natural Fenosa for 3.5 mtpa, KOGAS for 3.5 mtpa and GAIL (India) Ltd. for 3.5 mtpa. The BG SPA commences with the start of train one operations and the Gas Natural Fenosa SPA commences with the start of train two operations. Commencement of construction for the first two trains is subject, but not limited to, Cheniere Partners obtaining financing and making a final investment decision. The KOGAS SPA commences with the start of train three operations and the GAIL (India) Ltd. SPA commences with the start of train four operations. Commencement of construction for the third and fourth trains is subject, but not limited to, entering into an EPC contract, regulatory approvals, obtaining financing and Cheniere Partners making a final investment decision. Cheniere Partners has placed documentation pertaining to the Liquefaction Project, including the applications and supporting studies, on its website located at http://www.cheniereenergypartners.com.

Target Date
	Milestone	Trains 1 & 2	Trains 3 & 4
¤	DOE export authorization	Received	Received
¤	Definitive commercial agreements	Completed 7.7 mtpa	Completed 8.3 mtpa
	- BG Gulf Coast LNG, LLC	4.2 mtpa	1.3 mtpa
	- Gas Natural Fenosa	3.5 mtpa
	- KOGAS		3.5 mtpa
	- GAIL (India) Ltd.		3.5 mtpa
¤	EPC Contract	Complete	4Q12
¤	Financing commitments		1Q13
	- Equity	1H12
	- Debt	1H12
¤	FERC authorization	Received	Received
	- Certificate to commence construction	1H12	2013
¤	Commence construction	1H12	2013
¤	Commence operations	2015/2016	2017/2018

This press release contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners' business strategy, plans and objectives, including the construction and operation of liquefaction facilities, (ii) statements regarding our expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere Partners' LNG terminal and liquefaction business, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements and (vi) statements regarding future discussions and entry into contracts. Although Cheniere Partners believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners' actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners' periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners does not assume a duty to update these forward-looking statements.

CONTACTS:
Investors: Christina Burke: 713-375-5104, Nancy Bui: 713-375-5280
Media: Diane Haggard: 713-375-5259